SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE



                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                   New York                         13-3439945
              (State of incorporation             (I.R.S. employer
              if not a national bank)             identification No.)

                  40 Wall Street                         10005
               New York, New York                      (Zip Code)
             (Address of trustee's
           principal executive offices)





                                D.R. HORTON, INC.
               (Exact name of obligor as specified in its charter)



         (State or other jurisdiction of              (I.R.S. employer
         incorporation or organization)               identification No.)

                  Delaware                                 75-2386963


         (Address of principal executive              (Zip Code)
                  offices)

           1901 Ascension Blvd., Suite 100               76006
           Arlington, Texas


                                 Debt Securities
                       (Title of the Indenture Securities)

                                     GENERAL

1.       General Information.
         --------------------

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   New York State Banking Department, Albany, New York

         (b) Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.
         -------------------------------------------

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.
         ---------------------------------

         Furnish the following information as to each class of voting securities of the trustee:

                                       As of                  May 29, 1997
              COL. A                                          COL. B

         Title of Class                                       Amount Outstanding

Common Shares - par value $600 per share.                     1,000 shares

4.       Trusteeships under Other Indentures.
         ------------------------------------


         None.



5.       Interlocking Directorates and Similar Relationships with the
         ------------------------------------------------------------
         Obligor or Underwriters.
         ------------------------


         None.



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                                       -3-

6.       Voting Securities of the Trustee Owned by the Obligor or its
         ------------------------------------------------------------
         Officials.
         ----------

         None.

7.       Voting Securities of the Trustee Owned by Underwriters or
         ---------------------------------------------------------
         their Officials.
         ----------------

         None.

8.       Securities of the Obligor Owned or Held by the Trustee.
         -------------------------------------------------------

         None.

9.       Securities of Underwriters Owned or Held by the Trustee.
         --------------------------------------------------------

         None.

10.      Ownership or Holdings by the Trustee of Voting Securities of
         ------------------------------------------------------------
         Certain Affiliates or Security Holders of the Obligor.
         ------------------------------------------------------

         None.

11.      Ownership or Holdings by the Trustee of any Securities of
         ---------------------------------------------------------
         a Person Owning 50 Percent or More of the Voting Securities
         -----------------------------------------------------------
         of the Obligor.
         ---------------

         None.

12.      Indebtedness of the Obligor to the Trustee.
         -------------------------------------------

         None.

13.      Defaults by the Obligor.
         ------------------------

         None.

14.      Affiliations with the Underwriters.
         -----------------------------------

         None.

15.      Foreign Trustee.
         ----------------
         Not applicable.

16.      List of Exhibits.
         -----------------

         T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.4 -           A copy of the By-Laws of American Stock Transfer
                           & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. - Exhibit A.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority was filed in connection with the Registration Statement of Key Energy Group, Inc. File No. 333-24497, and is incorporated herein by reference.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of May 1997.
                                                AMERICAN STOCK TRANSFER
                                                   AND TRUST COMPANY
                                                        Trustee




                                                      By:/s/ Herbert Lemmer
                                                         Vice President

                                                            EXHIBIT A
                                                            ---------


Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                                 Very truly yours,

                                                 AMERICAN STOCK TRANSFER
                                                  & TRUST COMPANY



                                                 By /s/ Herbert Lemmer
                                                    Vice President